Exhibit 99.4
GARY-WILLIAMS ENERGY CORPORATION AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2011 AND DECEMBER 31, 2010
(Unaudited)

	2011	2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,956,508	$34,045,795
Restricted cash	124,782	124,101
Investments	322,480	372,786
Accounts receivable:
Trade—net of allowances of $839,183 and $203,964 in 2011 and 2010, respectively	137,287,860	63,732,241
Affiliates	197,815	174,543
Note receivable—related-party	56,900	894
Inventories	177,212,978	169,756,197
Prepaid expenses and other	8,909,952	4,001,060

Total current assets	353,069,275	272,207,617

PROPERTY, PLANT, AND EQUIPMENT—Net	280,353,633	279,236,570
DEFERRED TURNAROUND COSTS—Net	14,208,158	24,044,574
INTANGIBLE ASSETS—Net	1,090,146	1,139,906
OTHER ASSETS—Net	3,495,150	9,910,006

TOTAL ASSETS	$652,216,362	$586,538,673

LIABILITIES AND SHAREHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$197,723,074	$215,522,352
Accrued liabilities and other	19,050,059	18,285,313
Derivative liabilities	7,435,210	—
Tax dividend obligation to parent	30,371,000	—
Long-term debt—current portion—net of discount	46,401,137	14,582,463

Total current liabilities	300,980,480	248,390,128

NONCURRENT LIABILITIES:
Long-term debt—net of discount	53,823,116	129,676,133
Other	38,429	76,859

Total noncurrent liabilities	53,861,545	129,752,992

Total liabilities	354,842,025	378,143,120

COMMITMENTS AND CONTINGENCIES (Note 8)
SHAREHOLDER’S EQUITY:
Common stock, $0.01 par value; authorized 150,000 voting shares; issued and outstanding 96,900 shares
Authorized 150,000 nonvoting shares; none issued	969	969
Contributed capital	36,357,640	36,357,640
Retained earnings	261,015,641	172,034,444
Accumulated other comprehensive income (loss)	87	2,500

Total shareholder’s equity	297,374,337	208,395,553

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$652,216,362	$586,538,673

See accompanying notes to consolidated financial statements.

GARY-WILLIAMS ENERGY CORPORATION AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(Unaudited)

	2011	2010

OPERATING REVENUE	$2,041,263,810	$1,541,973,414
OPERATING EXPENSES	1,857,185,583	1,512,229,444

GROSS PROFIT	184,078,227	29,743,970
GENERAL AND ADMINISTRATIVE EXPENSES	13,903,449	12,055,151

OPERATING INCOME	170,174,778	17,688,819

OTHER INCOME (EXPENSE):
Interest and investment income	88,990	29,508
Interest expense	(22,900,258)	(16,647,608)
Gain on disposal of assets	176,201	12,052
Other income (expense)—net	(289,514)	726,651

Total other expense	(22,924,581)	(15,879,397)

NET INCOME	$147,250,197	$1,809,422

See accompanying notes to consolidated financial statements.

GARY-WILLIAMS ENERGY CORPORATION AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

CONSOLIDATED STATEMENTS OF CHANGES IN RETAINED EARNINGS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(Unaudited)

	2011	2010

BALANCE AT JANUARY 1,	$172,034,444	$155,889,012
NET INCOME	147,250,197	1,809,422
TAX DIVIDENDS DECLARED	(58,269,000)	—

BALANCE AT SEPTEMBER 30,	$261,015,641	$157,698,434

See accompanying notes to consolidated financial statements.

GARY-WILLIAMS ENERGY CORPORATION AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(Unaudited)

	2011	2010

NET INCOME	$147,250,197	$1,809,422
UNREALIZED LOSS ON INVESTMENTS	(2,413)	(3,356)

COMPREHENSIVE INCOME	$147,247,784	$1,806,066

See accompanying notes to consolidated financial statements.

GARY-WILLIAMS ENERGY CORPORATION AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010
(Unaudited)

	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$147,250,197	$1,809,422
Adjustments to reconcile net income from continuing operations to net cash used in operating activities:
Depreciation and amortization	13,132,852	10,629,882
Amortization of turnaround costs	9,836,416	10,466,956
Amortization of deferred debt issuance costs and discount on debt	9,059,837	5,827,696
Gain on sale of assets	(176,201)	(12,052)
Realized gain on sale of investments—net	(11,152)	(4,529)
Provision for losses on accounts receivable	839,183	—
Unrealized loss on derivative instrument	37,853,684	—
Changes in operating assets and liabilities:
Increase in accounts receivable—net	(74,394,802)	(24,655,742)
Increase in accounts receivable—affiliate	(23,272)	(34,951)
(Increase) decrease in inventories	(7,456,781)	2,345,728
Increase in prepaid expenses and other	(2,530,038)	(1,433,640)
Decrease in accounts payable	(18,340,168)	(15,659)
Increase (decrease) in accrued liabilities	751,440	(2,179,442)
Decrease in derivative liabilities	(30,418,474)	—
Decrease in other liabilities	(25,124)	(18,736)

Net cash provided by operating activities	85,347,597	2,724,933

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures—refinery	(13,975,292)	(36,453,656)
Proceeds from sale of assets—net	492,229	13,652
Proceeds from property insurance	—	117,984
Purchase of investments	(1,494)	(321,034)
Proceeds from sale of investments—net	60,539	320,023
Change in restricted cash	(681)	308,080
Note receivable—related-party	(56,900)	—
Note receivable—related-party collection	894	2,298

Net cash used in investing activities	(13,480,705)	(36,012,653)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under long-term debt	$315,100,000	$724,788,766
Principal payments on long-term debt	(362,404,194)	(693,465,195)
Borrowings under notes payable to parent	89,000,000	31,100,000
Principal payments on notes payable to parent	(89,000,000)	(31,100,000)
Capital lease obligation payments	(346,708)	(317,365)
Payments of debt issuance costs	(1,407,277)	(2,903,539)
Tax dividend obligation distributed	(27,898,000)	—

Net cash (used in) provided by financing activities	(76,956,179)	28,102,667

Net decrease in cash and cash equivalents	(5,089,287)	(5,185,053)
CASH AND CASH EQUIVALENTS—Beginning of year	34,045,795	5,971,551

CASH AND CASH EQUIVALENTS—End of period	$28,956,508	$786,498

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest and financing expenses—net of amounts capitalized	$15,580,293	$14,408,147

SUPPLEMENTAL SCHEDULE OF NONCASH
INVESTING AND FINANCING ACTIVITIES:
Additions to construction projects in progress funded through accounts payable	$1,265,077	$3,515,073

See accompanying notes to consolidated financial statements.

GARY-WILLIAMS ENERGY CORPORATION AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.	BACKGROUND AND ORGANIZATION

Gary-Williams Energy Corporation (“GWEC”) is incorporated in Delaware. GWEC became a wholly owned subsidiary of GWEC Holding Company, Inc. (the “Holding Company”) on October 30, 2009 when The Gary-Williams Company (“TGWC”), its then parent company, contributed all of its common shares of GWEC to the Holding Company and canceled its outstanding preferred stock. GWEC’s primary activities are purchasing refinery feedstocks, marketing petroleum products, and providing management and support services to its subsidiaries.

Wynnewood Refining Company (“WRC”), a wholly owned subsidiary of GWEC, is incorporated in Delaware. WRC’s primary activity is operating a refinery in Wynnewood, Oklahoma that has a capacity of approximately 70,000 barrels per day (“bpd”).

Wynnewood Insurance Corporation (“WIC”), a wholly owned subsidiary of GWEC, is incorporated in Hawaii. WIC’s primary activity is to provide a portion of the insurance coverage required by WRC.

References to the “Company” are to GWEC and its subsidiaries, collectively.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The accompanying unaudited consolidated financial statements include the accounts of GWEC and its wholly owned subsidiaries and have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”) for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. However, except as disclosed herein, there has been no material change in the information disclosed in the notes to the consolidated financial statements included in the Company’s consolidated financial statements for the year ended December 31, 2010. Operating results for the nine months ended September 30, 2011, are not necessarily indicative of the results that may be expected for the year ending December 31, 2011, or for any other period.

Intercompany balances and transactions have been eliminated.

Subsequent Events—The Company evaluates events and transactions that occur after the balance sheet date but before the financial statements are issued. The Company evaluated such events and transactions through December 6, 2011, which is the day the consolidated financial statements were available to be issued.

Use of Estimates—The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Some of the most significant areas in which management uses estimates and assumptions are in determining impairments of long-lived assets, in establishing estimated useful lives for long-lived assets, provision for uncollectible accounts receivable, in valuing inventory, and in the determination of liabilities, if any, for legal contingencies.

The Company evaluates these estimates on an ongoing basis using historical experience and other methods the Company considers reasonable based on the particular circumstances.

GARY-WILLIAMS ENERGY CORPORATION AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Nevertheless, actual results may differ significantly from the estimates. Any effects on the financial position or results of operations from revisions to these estimates are recorded in the period when the facts that give rise to the revision become known.

Cash, Cash Equivalents, and Investments—For purposes of these statements, the Company considers liquid investments purchased with an original maturity of three months or less to be cash equivalents. Investments, accounted for as available-for-sale, having an original maturity of more than three months, but less than 12, are recorded as a current asset in the accompanying consolidated balance sheets. Cash equivalents consist of money market funds and investments consist of equity securities and domestic and international bond funds.

Restricted Cash—Restricted cash includes cash balances which are legally or contractually restricted to use. At September 30, 2011 and December 31, 2010 the Company had short-term restricted cash of $124,782 and $124,101, respectively. The restricted cash is being held in a certificate of deposit as collateral on a bond that was initially set up to secure a right of way obligation on properties the Company previously owned. The Company is in the process of canceling the bond and releasing the restriction on the cash.

Allowance for Doubtful Accounts—The Company establishes an allowance for doubtful accounts on accounts receivable based on the expected ultimate recovery of these receivables. The Company establishes or adjusts the allowance as necessary using the specific identification method. The Company considers many factors including historical customer collection experience, general and specific economic trends, and known specific issues related to individual customers that might impact collectibility. The allowance for doubtful accounts was $839,183 and $203,964 at September 30, 2011 and December 31, 2010, respectively. For the nine months ended September 30, 2011, the Company recorded provisions for bad debts of $839,183.

Commodity Derivative Instruments—The Company periodically enters into commodity swaps to reduce commodity price uncertainty and enhance the predictability of cash flows relating to the purchase of raw materials and the marketing of refined products. Provisions in the Company’s Risk Management Policy set forth quantity limits, authorization requirements, and exposure limits.

In all instances, the Company has decided not to designate its derivative activities as hedges. As a result, the gains or losses from the changes in fair value of the derivative instruments have been recognized as a component of operating expense. Generally, the Company incurs accounting losses on derivatives during periods where net margins are rising and gains during periods where net margins are falling, which may cause significant fluctuations in the Company’s consolidated balance sheets and consolidated statements of operations. At September 30, 2011, the Company had a derivative liability of $7,435,210 net of a collateral balance of $31,200,000 held by its counterparty. For the nine months ended September 30, 2011, the Company recognized a realized loss of $22,897,515 and an unrealized loss of $37,853,684 in operating expense for commodity swaps.

GARY-WILLIAMS ENERGY CORPORATION AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At September 30, 2011 the Company had the following commodity swap positions:

		Weighted	Weighted
	Volume	Average	Average	Fair
Period	(bpd)	Fixed Price	Fair Value Price	Value

October 1, 2011 through December 31, 2011	24,000	$11.59	$28.74	$(37,853,684)

Total				$(37,853,684)

The information presented above shows the daily volume of West Texas intermediate crude oil contracted for purchase for the specified period. There is an offsetting equal daily volume of refined products contracted for sale for that same period. The weighted average fixed price represents the net margin between the crude purchase prices and the product sales prices. Quoted market prices, from trading counterparties, are used to value commodity derivative instruments at fair value.

At times the Company’s commodity derivative contracts under master netting arrangements include both asset and liability positions. The Company has elected to offset the fair value amount recognized for multiple similar derivative instruments executed with the same counterparty, including any related cash collateral asset or obligation.

Commodity swaps expose the Company to counterparty credit risk. The Company’s commodity derivative instruments are currently with a highly rated market participant, and the Company controls its level of financial exposure. The commodity derivative contracts are executed under master agreements which allow the Company to elect early termination of all contracts with the counterparty. If the Company chooses to elect early termination, all asset and liability positions with the counterparty would be net settled at the time of election.

Financial Instruments—The Company’s financial instruments consist of cash, investments, accounts receivable, a note receivable, accounts payable, other current liabilities, and long-term debt. Except for long-term debt, the carrying amounts of financial instruments approximate their fair value due to their short maturities. The fair value of long-term debt is estimated differently based upon the type of loan. For variable rate loans, carrying value approximates fair value. For fixed rate loans, the carrying value of long-term debt (see note 3) approximates fair value because the interest rate on this debt approximates market yields for similar debt instruments.

Fair Value Measurements—A fair value hierarchy (Level 1, Level 2, or Level 3) is used to categorize fair value amounts based on the quality of inputs used to measure fair value. Accordingly, fair values determined by Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs are based on quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability. Level 3 inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.

The tables below present information about the Company’s financial assets and liabilities measured and recorded at fair value on a reoccurring basis and indicate the fair value

GARY-WILLIAMS ENERGY CORPORATION AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

hierarchy of the inputs utilized by the Company to determine the fair values as of September 30, 2011 and December 31, 2010.

	Quoted Prices in	Significant Other	Counterparty and	Total
	Active Markets	Observable Inputs	Cash Collateral	September 30,
	(Level 1)	(Level 2)	Netting	2011

Assets
Investments	$322,480	$—		$322,480
Liabilities
Commodity derivative contracts	$—	$37,853,684	$(31,200,000)*	$6,653,684 **

	Quoted Prices in	Significant Other	Total
	Active Markets	Observable Inputs	December 31,
	(Level 1)	(Level 2)	2010

Assets
Investments	$372,786	$—	$372,786

*	Amount represents the effect of legally enforceable master netting arrangements between the reporting entity and its counterparty and the receivable for cash collateral held by the same counterparty.

**	Amount does not agree to the derivative liabilities in the consolidated balance sheet because it excludes the September 2011 settlement of $781,526.

The valuation methods used to measure financial instruments at fair value are as follows:

•	Commodity derivative contracts, consisting of swaps, are measured at fair value using the market approach. Quoted market prices, from trading counterparties, are used to value commodity derivative instruments.

•	Investments are measured at fair value using a market approach based on quotations from national securities exchanges.

Inventories—Inventories are valued at the lower of first-in, first-out cost or market. Write-downs to market are charged to operating expense. Inventories at September 30, 2011 and December 31, 2010 are as follows:

	2011	2010

Refined, unrefined, and intermediate products	$121,272,478	$100,025,660
Crude oil	48,891,206	64,537,833
Materials and supplies (valued at average cost)	7,049,294	5,192,704

Inventories	$177,212,978	$169,756,197

Property, Plant, and Equipment—The initial purchase and additions to property, plant, and equipment, including capitalized interest and certain costs allocable to construction, are recorded at cost. Ordinary maintenance and repairs are expensed as incurred. Depreciation is provided using the straight-line method based on estimated useful lives ranging from 1 to 30 years. Gains or losses on sales or other dispositions of property appear in gain (loss) on disposal of assets in the consolidated statements of operations. Property, plant, and equipment under capital leases and related obligations is recorded at an amount equal to the present value of future minimum lease payments computed on the basis of the Company’s incremental borrowing rate or, when known, the interest rate implicit in the lease. Assets acquired under

GARY-WILLIAMS ENERGY CORPORATION AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

capital leases and leasehold improvements are amortized using the straight-line method over the lease term and are included in depreciation expense.

At September 30, 2011 and December 31, 2010, property, plant, and equipment, with the range of useful lives, are comprised of the following:

	2011	2010

Refinery property, plant, and equipment (3 to 30 years)	$329,744,106	$318,737,295
Pipeline and copiers under capital lease (5 to 20 years)	557,602	641,743
Airplane (6 years)	8,345,920	7,808,376
Furniture, fixtures, and equipment (1 to 15 years)	6,768,280	6,303,688
Precious metals, land, and other non-depreciable assets	4,052,526	3,663,655
Catalyst (5 years)	7,450,553	7,484,385
Vehicles (2 to 3 years)	1,297,583	1,162,311
Construction in progress	8,880,683	7,179,785

Property, plant, and equipment—at cost	367,097,253	352,981,238
Less accumulated depreciation and amortization (including accumulated depreciation under capital lease of $58,084 and $119,912, respectively)	(86,743,620)	(73,744,668)

Property, plant, and equipment—net	$280,353,633	$279,236,570

Construction in progress consists of projects primarily related to additions and expansions to refinery processing units and replacements to the refinery plant and equipment. When the project is completed and placed in service, the costs are depreciated over their estimated life.

Major construction projects qualify for interest capitalization until the asset is ready for service. Capitalized interest is calculated by multiplying the Company’s weighted average interest rate from long-term debt by the amount of qualifying costs. As major construction projects are completed, the associated capitalized interest is amortized over the useful life of the asset with the underlying cost of the asset. For the nine months ended September 30, 2011 and 2010, the Company capitalized interest of $832,663 and $5,718,092, respectively.

Depreciation and amortization expense for the nine months ended September 30, 2011 and 2010 was $13,083,093 and $10,610,912, respectively.

Intangible Assets—Intangible assets consist of the cost of two processing licenses obtained for two refinery units, which are subject to amortization. Amortization is provided using the straight-line method based on an estimated useful life of 19 years. Amortization expense for the nine months ended September 30, 2011 and 2010 was $49,759 and $18,970, respectively.

GARY-WILLIAMS ENERGY CORPORATION AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The gross carrying amount and accumulated amortization totals related to the Company’s intangible assets are as follows:

	Gross Carry	Accumulated	Net Carrying
	Value	Amortization	Value

As of September 30, 2011
Processing license—sulfur recovery unit	$480,566	$(132,788)	$347,778
Processing license—gasoline hydrotreater	780,000	(37,632)	742,368

Total	$1,260,566	$(170,420)	$1,090,146

As of December 31, 2010
Processing license—sulfur recovery unit	$480,566	$(113,818)	$366,748
Processing license—gasoline hydrotreater	780,000	(6,842)	773,158

Total	$1,260,566	$(120,660)	$1,139,906

Estimated amortization expense for succeeding years are as follows:

Amortization
Year	Expense

2011	$16,586
2012	66,346
2013	66,346
2014	66,346
2015	66,346
Thereafter	808,176

Total	$1,090,146

Debt Issuance Costs—The Company capitalizes direct costs incurred to issue or modify debt agreements. Unamortized debt issuance costs are included in noncurrent or current other assets on the consolidated balance sheets. For the nine months ended September 30, 2011 and 2010, the Company capitalized $1,407,277 and $2,903,539, respectively, of costs incurred in connection with debt amendments. These costs are being amortized over the expected term of their respective financings and are included in interest expense. Costs associated with revolving debt are amortized on a straight-line basis and costs associated with debt agreements having scheduled payoffs are amortized using the effective interest method. For the nine months ended September 30, 2011, total interest expense from deferred debt issuance costs was $5,443,280, of which $2,208,617 represented a write off of a portion of unamortized debt issuance costs from amending and prepaying debt. For the nine months ended September 30, 2010, the Company amortized deferred debt issuance costs of $3,483,830.

Debt Issued at a Discount—Debt issued at a discount to the face amount is accreted up to its face amount utilizing the effective interest method over the expected term of the note and recorded as a component of interest expense on the consolidated statements of operations.

Impairment—The Company’s long-lived assets are periodically reviewed for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Impairments, if any, are measured as the amount by which the carrying amount

GARY-WILLIAMS ENERGY CORPORATION AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

of the asset exceeds the forecast of discounted expected future cash flows. The Company recorded no impairments during the nine months ended September 30, 2011 and 2010, respectively.

Asset Retirement Obligation—The Company evaluates legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of a long-lived asset, and recognizes a liability equal to the estimated fair value of the asset retirement obligation in the period in which it is incurred, if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The asset retirement liability is accreted over time as an operating expense using a systematic and rational method.

The Company has asset retirement obligations with respect to certain of its refinery assets due to various legal obligations to clean and/or dispose of various component parts of the refinery at the time they are retired. However, these component parts can be used for extended and indeterminate periods of time as long as they are properly maintained and/or upgraded. It is the Company’s practice and current intent to maintain the refinery assets and continue making improvements to those assets based on technological advances. As a result, management believes that the refinery has an indeterminate life for purposes of estimating asset retirement obligations because dates or ranges of dates upon which the Company would retire refinery assets cannot reasonably be estimated at this time. When a date or range of dates can reasonably be estimated for the retirement of any component part of the refinery, a liability will be recorded based on the estimated cost to perform the asset retirement activity at the fair value of those costs using established present value techniques. The Company will continue to monitor and evaluate its potential asset retirement obligations.

Deferred Turnaround Costs—Refinery turnaround costs are incurred in connection with planned shutdown and inspections of the refinery’s major units to perform planned major maintenance. Refinery turnaround costs are deferred when incurred and amortized on a straight-line basis over that period of time estimated to lapse until the next planned turnaround occurs, generally four years. Refinery turnaround costs include, among other things, the cost to repair, restore, refurbish, or replace refinery equipment such as tanks, reactors, piping, rotating equipment, instrumentation, electrical equipment, heat exchangers, and fired heaters. A major turnaround was performed in the second quarter of 2008 and the next major turnaround is scheduled to be performed in the fourth quarter of 2012. As of September 30, 2011 and December 31, 2010, deferred turnaround costs amounted to $14,208,158 and $24,044,574, net of accumulated amortization of $47,666,875 and $37,830,459, respectively. Amortization expense for the nine months ended September 30, 2011 and 2010 was $9,836,416 and $10,466,956, respectively.

Revenue Recognition—The Company generates revenue primarily from the sale of refined products produced at the Company’s refinery and refined products purchased directly from outside sources. In general, the Company enters into spot and short-term agreements that stipulate the terms and conditions of the sales. Revenue is recorded as products are delivered to customers, which is the point at which title and risk of loss are transferred. Nonmonetary product exchanges and certain buy/sell crude oil transactions which are entered into in the normal course of business are included on a net cost basis in operating expenses on the consolidated statements of operations.

The Company also engages in trading activities, whereby the Company enters into agreements to purchase and sell refined products with third parties. The Company acts as

GARY-WILLIAMS ENERGY CORPORATION AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

principle in these transactions, taking title to the products in purchases from counterparties, and accepting the risks and rewards of ownership. The Company records revenue for the gross amount of the sales transactions, and records cost of purchases as an operating expense in the accompanying consolidated financial statements.

Excise tax, motor fuel tax, sales tax, and other taxes invoiced to customers and payable to government agencies are recorded on a net basis with the tax portion of a sales invoice directly credited to a liability account.

Comprehensive Income (Loss)—Comprehensive income (loss) includes net income (loss) and other comprehensive income (loss), which includes unrealized gains and losses from available-for-sale securities.

Environmental Costs and Other Contingencies

Environmental Costs—The Company records an undiscounted liability on the consolidated balance sheets as other current and long-term liabilities when environmental assessments indicate that remediation efforts are probable and the costs can be reasonably estimated. Estimates of the liabilities are based on currently available facts, existing technology, and presently enacted laws and regulations taking into consideration the likely effects of other societal and economic factors, and include estimates of associated legal costs. These amounts also consider prior experience in remediating contaminated sites, other companies’ clean-up experience, and data released by the United States Environmental Protection Agency (“EPA”) or other organizations. The estimates are subject to revision in future periods based on actual costs or new circumstances.

Other Contingencies—The Company recognizes a liability for other contingencies when the Company has an exposure that, when fully analyzed, indicates it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Where the most likely outcome can be estimated, the Company accrues a liability for that amount. Alternatively, where the most likely outcome cannot be estimated, a range of potential losses is established and if no one amount in that range is more likely than any other, the low end of the range is accrued.

Recent Accounting Pronouncements—In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-05, Comprehensive Income (Topic 220)—Presentation of Comprehensive Income. ASU 2011-05 requires entities to present net income and other comprehensive income in either a single continuous statement or in two separate, but consecutive, statements of net income and other comprehensive income. ASU 2011-05 is effective for fiscal years and interim periods beginning after December 15, 2011. The Company does not expect the adoption of ASU 2011-05 to have a material impact on its results of operations, financial condition, or cash flows.

In May 2011, the FASB issued ASU No. 2011-04 that amends Accounting Standards Codification (“ASC”) 820—Fair Value Measurement regarding fair value measurements and disclosure requirements. ASC 820 provides a framework for how companies should measure fair value when used in financial reporting, and sets out required disclosures. The amendments are intended to clarify how fair value should be measured, converge the U.S. guidance with International Financial Reporting Standards, and expand the disclosures that are required. The amendments are effective during interim and annual periods beginning after December 15, 2011 and are to be applied prospectively. The Company does not expect that the adoption of

GARY-WILLIAMS ENERGY CORPORATION AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

ASU 2011-04 to have a material effect on its results of operations, financial condition, or cash flows.

3.	LONG-TERM DEBT

	September 30,	December 31,
	2011	2010

Term loan—due November 2014	$49,212,121	$96,250,000
Finance obligation—due September 2029	19,693,658	19,828,228
Capital lease obligation—due September 2029	30,461,266	30,804,621
Airplane loan—due March 2014	4,605,033	4,734,717
Other notes—due February 2011	—	5,412
Less discount on term loan	(3,747,825)	(7,364,382)

Total debt	100,224,253	144,258,596
Less obligations due in one year	(46,401,137)	(14,582,463)

Long-term debt	$53,823,116	$129,676,133

Term Loan—GWEC, WRC, and the Holding Company, collectively, are a party to a secured five-year $110,000,000 discounted term loan facility (the “Term Loan”) dated November 13, 2009 (as amended) with a syndicate of financial institutions. Borrowings under the Term Loan accrue interest on floating rates based on LIBOR or the agent’s prime rate at the Company’s option. Borrowings were repayable quarterly starting December 31, 2009, with 10% of the principal payable in year’s one and two, 20% payable in year’s three and four, and 40% payable in year five, with the last scheduled payment due on September 30, 2014. The term loan allows for prepayment and is also subject to mandatory prepayment requirements with respect to certain asset sales, excess cash flow (as defined in the agreement), and certain other events. Prepayments are applied pro rata to the remaining scheduled term loan principal payments. The Company voluntarily prepaid $40,000,000 in the third quarter of 2011. The Company estimates a mandatory prepayment of $43,060,606 will be due on March 30, 2012 with respect to the year ended December 31, 2011 excess cash flow provision. At September 30, 2011, the Company had $49,212,121 outstanding under the facility.

Revolver—GWEC, WRC, and the Holding Company, collectively, entered into a $150,000,000 secured revolving credit facility (the “Revolver”) dated November 13, 2009 with a syndicate of financial institutions. On August 19, 2011, the credit facility was amended to extend the term to August 19, 2016, increase the borrowing base to $175,000,000, and reduce the interest rates. The Company can borrow and/or issue letters of credit, which in the aggregate, cannot exceed the lesser of the borrowing base or $175,000,000. The borrowing base is limited by the balances of cash, accounts receivable, inventory, exchange balances, and outstanding letters of credit for which no payable yet exists. The borrowing base was $175,000,000 at September 30, 2011. Borrowings under this facility accrue interest based on LIBOR or base rate options plus a margin based on the Company’s fixed charge coverage ratio. Borrowings are repayable at expiration of the revolving facility on August 19, 2016. There was no outstanding Revolver balance at September 30, 2011.

Letters of credit are primarily obtained by the Company for its routine purchases of crude oil. Letters of credit totaling $26,397,012 and $30,624,143 had been issued as of September 30, 2011 and December 31, 2010, respectively.

The Term Loan and Revolver are secured by substantially all of GWEC’s and WRC’s assets and are subject to various financial and non-financial covenants that limit distributions,

GARY-WILLIAMS ENERGY CORPORATION AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

dividends, acquisitions, capital expenditures, disposals and debt and require minimum debt service coverage, net worth, and working capital requirements. The Company was in compliance with its financial covenants and ratios at September 30, 2011.

Airplane Loan—GWEC has a $5,300,000 loan with a bank. Under the agreement, interest is payable at a fixed rate for the first three years and at a variable rate based on the 30-day LIBOR for the remaining four years. The loan is to be repaid over seven years with principal payments based on a 20-year amortization period and a balloon payment at the end of the seventh year in 2014. The loan is secured by the airplane. The outstanding balance at September 30, 2011 was $4,605,033.

Finance Obligation—On September 9, 2009, WRC sold its bulk terminal and loading facility for $20,000,000. WRC, in turn, agreed to lease back those same assets for 10 years with two five year renewal options. Under the terms of the lease agreement, WRC is required to support the operations of the terminal and loading facility at its own risk and GWEC has guaranteed WRC’s lease payments. Due to these various forms of continuing involvement, the transaction was recorded under the finance method of accounting. Accordingly, the value of the terminal and loading facility remain on the Company’s books and are continuing to be depreciated over their remaining useful lives. The proceeds received have been recorded as a finance obligation. The obligation is payable in monthly installments. The outstanding balance at September 30, 2011 was $19,693,658.

Capital Lease—On September 9, 2009, WRC entered into a sale-leaseback transaction where WRC sold a 49 mile pipeline for $32,000,000 and leased back the same pipeline for a term of 20 years. The transaction was recorded using sale-leaseback accounting. The gain of $30,741,039 is being deferred as an offset to the leased pipeline and is being amortized in proportion to the leased pipeline over the term of the lease. The lease is payable in monthly installments. The outstanding balance at September 30, 2011 was $30,461,266.

Letters of credit fees, bond fees, unused commitment fees, amortization of deferred debt issuance costs, write off of deferred debt issuance costs, accretion of discount on debt, amortization of premium on interest rate cap, and interest from borrowings under the various agreements are included in interest expense in the accompanying consolidated statements of operations (net of amounts capitalized).

GARY-WILLIAMS ENERGY CORPORATION AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The minimum remaining principal payments under the loan agreements and minimum lease payments under capital lease obligations are as follows:

Year Ending	Term	Airplane	Finance	Capital
December 31,	Loan	Loan	Obligation	Lease	Total

2011	$3,075,758	$44,583	$57,281	$1,092,000	$4,269,622
2012	46,136,363	185,403	253,518	4,392,000	50,967,284
2013	—	197,250	322,103	4,380,000	4,899,353
2014	—	4,177,797	398,302	4,380,000	8,956,099
2015	—	—	482,881	4,380,000	4,862,881
Thereafter	—	—	18,179,573	60,357,058	78,536,631

Total minimum lease payments	$49,212,121	$4,605,033	$19,693,658	78,981,058	152,491,870

Less amount representing executory costs				(4,406,433)	(4,406,433)

Net minimum lease payments				74,574,625	148,085,437
Less amount representing interest				(44,113,359)	(44,113,359)

Present value of net minimum lease payments				$30,461,266	$103,972,078

4.	TAX DIVIDEND OBLIGATION TO PARENT

GWEC and its subsidiaries are S Corporations for income tax purposes. In general, as an S Corporation, GWEC and its subsidiaries are not taxable, and taxable income and deductions flow from GWEC and its subsidiaries to TGWC, where the income is taxed at the shareholder level. Prior to October 1, 2009, the Company reimbursed TGWC for the computed state and federal income taxes based on the Company’s net income and a combined rate of approximately 33%. On November 13, 2009, with the creation of the Holding Company, a new tax agreement (effective October 1, 2009) was entered into between the Holding Company, its subsidiaries, and TGWC. Pursuant to this agreement, GWEC reimburses the Holding Company for the computed state and federal income taxes based on GWEC’s net taxable income and a combined rate of 40%, the rate that GWEC would pay if it determined its tax liability as a stand alone C Corporation. These amounts are reflected as tax dividends declared in the consolidated statements of changes in retained earnings. Each of GWEC’s subsidiaries reimburses GWEC on the same basis. When GWEC recognizes a net loss, such loss multiplied by 40% reduces its tax reimbursement liability in future years.

5.	EMPLOYEE BENEFIT PLANS

The Company has two profit sharing plans (defined contribution plans), one covering certain nonunion employees and one covering union employees. The employees must meet eligibility requirements as to age and length of service. Contributions to the plans are determined annually by the Company. Contributions of $1,974,412 and $1,226,786 were expensed for the nine months ended September 30, 2011 and 2010, respectively.

GARY-WILLIAMS ENERGY CORPORATION AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

6.	CONCENTRATIONS

Substantially all of the Company’s accounts receivable at September 30, 2011 and December 31, 2010 results from the sale of refined products to companies in the retail and wholesale distribution market. This concentration of customers may impact the Company’s overall credit risk, either positively or negatively, in that these entities may be similarly affected by industry-wide changes in economic and other conditions. Such receivables are generally not collateralized. However, the Company performs credit evaluations on its customers to minimize the exposure to credit risk. No single customer accounted for more than 10% of product sales for the nine months ended September 30, 2011 and 2010, respectively. One customer accounted for more than 10% of gross accounts receivable at September 30, 2011 and no single customer accounted for more than 10% of gross accounts receivable at December 31, 2010.

In March 2010, the Company was awarded contracts to sell approximately 58,000,000 gallons of jet fuel to the United States Defense Energy Support Center (“DESC”) for the period April 1, 2010 through March 31, 2011. This agreement was subsequently amended to run through May 31, 2011. In May 2011, the Company was awarded contracts to sell approximately 17,955,000 gallons of jet fuel to the DESC for the period June 1, 2011 through September 30, 2011. Pricing is variable, calculated based on market prices, as specified in the contract. For the nine months ended September 30, 2011 and 2010, product sales to this customer approximated 6%, respectively, of total operating revenue.

In addition, substantially all of the Company’s raw materials purchased for refinery production and refined products purchased for resale are from companies in the oil and gas exploration and production industry in the United States. This concentration of suppliers may impact the Company’s overall costs and/or profitability, either positively or negatively, in that these entities may be similarly affected by industry-wide changes in economic and other conditions. For the nine months ended September 30, 2011 and 2010, three vendors accounted for 39% and 44%, respectively, of total raw material and refined purchases.

Approximately 50% of the Company’s labor force is covered by a collective bargaining agreement that is subject to review and renewal on a regular basis. The current collective bargaining agreement is due to expire in June 2012.

7.	RELATED-PARTY TRANSACTIONS

GWEC has an agreement with an affiliate, as amended and renewed in May 2011, to sublease a hangar for the Company aircraft. Terms of the sublease provide for annual rentals of $87,000 until June 30, 2013.

On a monthly basis, the Company charges certain general and administrative support costs to its affiliates. At September 30, 2011 and December 31, 2010, the affiliated accounts receivable balance was $197,815 and $174,543, respectively.

GWEC entered into a promissory note in February 2010 with TGWC, whereby GWEC promised to pay TGWC the principal sum of $10,000,000 or such lesser amount the borrower shall borrow from the lender. Interest on the unpaid principal balance is computed daily based on the prime rate. All amounts borrowed, together with interest, are to be paid no later than ten business days after the funds are advanced. The note is due on January 31, 2012. There was no outstanding balance under the note at September 30, 2011 and December 31, 2010, respectively.

GARY-WILLIAMS ENERGY CORPORATION AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

8.	COMMITMENTS AND CONTINGENCIES

Legal Matters—In the ordinary course of business, the Company is a party to various other legal matters. In the opinion of management, none of these matters, either individually or in the aggregate, will have a material effect on the Company’s financial condition, liquidity, or results of operations.

Health, Safety, and Environmental Matters—The Company is subject to certain environmental, safety, and other regulations primarily administered by the EPA and various state agencies. In addition, the EPA requires that the Company provide assurance of its financial wherewithal regarding certain future closure costs of the facility. Except as discussed below, management of the Company believes it has complied with all material aspects associated with these regulations.

By letter dated October 26, 2005, WRC received a “Finding of Violation” (“FOV”) from the EPA, Region 6, purportedly pursuant to Section 113 of the Federal Clean Air Act. The FOV alleged certain violations of New Source Performance Standards and National Emission Standards for Hazardous Air Pollutants. WRC has provided the EPA with explanatory and exculpatory information in response to the EPA FOV. Based on discussions with the EPA, the Company determined that the settlement would include both corrective actions and payment of civil penalties. The Company initially accrued $1,000,000 to cover the penalties. The EPA delegated settlement authority to the Oklahoma Department of Environmental Quality (“ODEQ”). The Company and the ODEQ entered into a consent order on August 1, 2011. The consent included a penalty of $950,000, which was paid in August 2011.

Other Matters—TGWC entered into a 10-year lease agreement extension for office space in June 2003. The Company pays all rent and occupancy costs in exchange for its use of the office space. The Company has guaranteed the performance of TGWC’s obligations, under which the Company could be legally obligated to pay annual rent, as scheduled below, and annual occupancy costs of $356,918 with provisions for escalation based on actual expenses. The monthly rent is expensed on a straight-line basis over the term of the office lease. Rent expense, including occupancy costs, for the nine months ended September 30, 2011 and 2010 was $637,114 and $649,849, respectively.

The aggregate minimum rental commitments under non-cancelable leases for the periods shown at September 30, 2011, are as follows:

Year	Annual Rent

2011	$158,526
2012	634,102
2013	317,051

$1,109,679

The Company currently has one throughput and deficiency agreement that expires in 2020. Under the terms of the agreement, the Company is obligated to pay a tariff fee on a minimum daily volume of crude or else pay for any deficiencies. The fees paid under throughput and deficiency obligations for the nine months ended September 30, 2011 and 2010 were $2,948,400 and $6,114,228, respectively.

GARY-WILLIAMS ENERGY CORPORATION AND SUBSIDIARIES
(A Wholly Owned Subsidiary of GWEC Holding Company, Inc.)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At September 30, 2011, the minimum commitments under the throughput and deficiency agreement are as follows:

Transportation
Year	Obligation

2011	$993,600
2012	3,952,800
2013	3,942,000
2014	3,942,000
2015	3,942,000
Thereafter	17,074,800

$33,847,200

On March 14, 2011, WRC and GWEC, collectively, entered into a 15-year sulfur processing agreement with a third party. Under the terms of the agreement, the third party will process and remove sulfur from specified acid gas, sour water stripper gas and other streams containing hydrogen sulfide or other forms of sulfur that are generated as a byproduct of the operation of the Company’s refinery for a guaranteed minimum monthly processing fee of $200,000. The payment of the monthly processing fee will start after the third party installs their proprietary equipment at the Company’s refinery, which the Company estimates to be November 1, 2012.

Assuming operability of the proprietary equipment on November 1, 2012, the aggregate minimum commitments under the operating agreement for the periods shown at September 30, 2011 are as follows:

Processing
Year	Obligation

2011	$—
2012	400,000
2013	2,400,000
2014	2,400,000
2015	2,400,000
Thereafter	28,400,000

$36,000,000

9.	SUBSEQUENT EVENT

On November 2, 2011, the Holding Company entered into an agreement to sell its stock to Coffeyville Resources, LLC for $525,000,000, plus working capital on the closing date. The Company expects the transaction to close by the end of the fourth quarter of 2011.

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